Exhibit 10.3

AMENDMENT TO INDEMNIFICATION ESCROW AGREEMENT

This AMENDMENT TO INDEMNIFICATION ESCROW AGREEMENT (this “Amendment”) dated as of December 20, 2018 is entered into by and among Datasea Inc. (the “Company”), ViewTrade Securities, Inc. (the “Underwriter”), and Pearlman Law Group LLP (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company, the Underwriter and the Escrow Agent are parties to that certain Indemnification Escrow Agreement, dated as of December 18, 2018 (the “Original Agreement”);

WHEREAS, the Company is offering, on a firm commitment basis, 1,450,000 shares of common stock of the Company, par value $0.001, at an offering price of $4.00 per share;

WHEREAS, the Company and Underwriter expect that the Offering will close on or before the close of business on December 21, 2018; and

WHEREAS, in accordance with Section 12(b) of the Original Agreement, the parties hereto desire to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

The Original Agreement is hereby amended to provide that the definition of Escrowed Funds shall be One Million Dollars ($1,000,000).  In no event shall the aggregate amount of Escrowed Funds delivered to the Escrow Account be less than One Million Dollars ($1,000,000). Four Hundred Thousand Dollars ($400,000) of the Escrowed Funds shall be disbursed, upon joint written instruction from the Company and the Underwriter, to the Company, to an account designed in writing by the Company, within five (5) business days after the Underwriter has confirmed receipt of a written legal opinion of DeHeng Law Offices, PRC counsel to the Underwriter, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, provided that if such legal opinion is substantially similar in all material respects to the written legal opinion provided to the Company by the Company’s PRC counsel pursuant to Section 5(g) of the Underwriting Agreement, the legal opinion shall be deemed reasonably satisfactory to the Underwriter.  The remaining Escrowed Funds shall continue to be held and disbursed in accordance with the Original Agreement.

2.

The parties hereto each acknowledge and reaffirm that (i) they will continue to be bound by the Original Agreement, as amended by this Amendment, and (ii) the terms of the Original Agreement, except as amended by this Amendment, remain in full force and effect. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the day and year first above written.

ESCROW AGENT:

PEARLMAN LAW GROUP LLP

By:	/s/ Charles B. Pearlman
Name:	Charles B. Pearlman
Title:	Partner

COMPANY:

DATASEA INC.

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chief Executive Officer

UNDERWRITER:

VIEWTRADE SECURITIES, INC.

By:	/s/ Douglas K. Aguililla
Name:	Douglas K. Aguililla
Title:	Director, Investment Banking

Amendment to Indemnification Escrow Agreement

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